                                                                    Exhibit 10.3


                                 LEASE AGREEMENT


                                 BY AND BETWEEN



                      CROSS-CONTINENT AUTO RETAILERS, INC.
                             A DELAWARE CORPORATION


                                       AND


                             PERFORMANCE DODGE, INC.
                             AN OKLAHOMA CORPORATION



                             DATED:  AUGUST 15, 1997

                                TABLE OF CONTENTS

1.   LEASE OF PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

2.   PURPOSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     2.1  USE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     2.2  LIMITATION ON USES . . . . . . . . . . . . . . . . . . . . . . . . . 1
     2.3  COMPLIANCE WITH PERMITS. . . . . . . . . . . . . . . . . . . . . . . 1

3.   TERM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     3.1  COMMENCEMENT DATE. . . . . . . . . . . . . . . . . . . . . . . . . . 1
     3.2  ACCEPTANCE OF PREMISES . . . . . . . . . . . . . . . . . . . . . . . 2

4.   BASE RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     4.1  BASE RENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     4.2  PARTIAL MONTHS . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     4.3  NO OFFSET. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

5.   UTILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

6.   MAINTENANCE AND REPAIRS . . . . . . . . . . . . . . . . . . . . . . . . . 3

7.   ALTERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     7.1  RESTRICTION ON ALTERATIONS . . . . . . . . . . . . . . . . . . . . . 3
     7.2  REMOVAL AND SURRENDER OF FIXTURES AND TENANT ALTERATIONS . . . . . . 3

8.   TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     8.1  PERSONAL PROPERTY TAXES. . . . . . . . . . . . . . . . . . . . . . . 4
     8.2  REAL PROPERTY TAXES. . . . . . . . . . . . . . . . . . . . . . . . . 4
     8.3  RIGHT TO PROTEST . . . . . . . . . . . . . . . . . . . . . . . . . . 4

9.   INSURANCE; WAIVER OF SUBROGATION. . . . . . . . . . . . . . . . . . . . . 5
     9.1  LIABILITY INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . 5
     9.2  PROPERTY INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . 5
     9.3  POLICY REQUIREMENTS. . . . . . . . . . . . . . . . . . . . . . . . . 5
     9.4  WAIVER OF SUBROGATION. . . . . . . . . . . . . . . . . . . . . . . . 6

10.  FIRE OR CASUALTY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

11.  EMINENT DOMAIN. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     11.1 TAKING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     11.2 TEMPORARY TAKING . . . . . . . . . . . . . . . . . . . . . . . . . . 7

12.  ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . . . . . . . . . . . . 7

     12.1 PROHIBITION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     12.2 NO NOVATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     12.3 JOINT AND SEVERAL OBLIGATIONS. . . . . . . . . . . . . . . . . . . . 8

13.  LANDLORD'S RIGHT OF ENTRY . . . . . . . . . . . . . . . . . . . . . . . . 8

14.  INDEMNIFICATION AND LIMITATION ON LIABILITY . . . . . . . . . . . . . . . 8
     14.1 INDEMNITY BY TENANT. . . . . . . . . . . . . . . . . . . . . . . . . 8
     14.2 LIMITATION ON LANDLORD'S LIABILITY . . . . . . . . . . . . . . . . . 9
     14.3 INDEMNITY BY LANDLORD. . . . . . . . . . . . . . . . . . . . . . . . 9

15.  TRANSFER BY LANDLORD. . . . . . . . . . . . . . . . . . . . . . . . . . . 9

16.  SUBORDINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     16.1 SUBORDINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     16.2 ATTORNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     16.3 NOTICE FROM TENANT . . . . . . . . . . . . . . . . . . . . . . . . .10

17.  ESTOPPEL CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . .10

18.  SURRENDER OF PREMISES AND REMOVAL OF PROPERTY . . . . . . . . . . . . . .10
     18.1 NO MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     18.2 SURRENDER OF PREMISES. . . . . . . . . . . . . . . . . . . . . . . .10
     18.3 DISPOSAL OF PROPERTY . . . . . . . . . . . . . . . . . . . . . . . .11

19.  HOLDING OVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

20.  DEFAULTS AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . .11
     20.1 DEFAULTS BY TENANT . . . . . . . . . . . . . . . . . . . . . . . . .11
     20.2 LANDLORD'S REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . .12
     20.3 RE-ENTRY NOT TERMINATION . . . . . . . . . . . . . . . . . . . . . .14
     20.4 DEFINITION OF TENANT . . . . . . . . . . . . . . . . . . . . . . . .14

21.  INTEREST ON TENANT'S OBLIGATIONS; LATE CHARGES. . . . . . . . . . . . . .14
     21.1 INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
     21.2 LATE CHARGE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

22.  QUIET ENJOYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

23.  SIGNAGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

24.  TENANT'S RECOURSE . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

25.  RIGHT OF FIRST REFUSAL. . . . . . . . . . . . . . . . . . . . . . . . . .15

26.  OPTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16

27.  GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     27.1  NO WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . ..17
     27.2  LANDLORD'S RIGHT TO PERFORM. . . . . . . . . . . . . . . . . . . ..17
     27.3  TERMS; HEADINGS. . . . . . . . . . . . . . . . . . . . . . . . . ..18
     27.4  ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . ..18
     27.5  SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . . . . . ..18
     27.6  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..18
     27.7  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . ..19
     27.8  CUMULATIVE REMEDIES. . . . . . . . . . . . . . . . . . . . . . . ..19
     27.9  TIME OF ESSENCE. . . . . . . . . . . . . . . . . . . . . . . . . ..19
     27.10 GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . .19
     27.11 ATTORNEYS' FEES . . . . . . . . . . . . . . . . . . . . . . . . . .19

                                  LEASE SUMMARY


     This lease summary is attached to the within lease for convenience of reference only and shall in no way be considered a part of said lease or used in the interpretation of any of the provisions contained therein.

DATE:               August 15, 1997

LANDLORD:           CROSS-CONTINENT AUTO RETAILERS, INC.

TENANT:             PERFORMANCE DODGE, INC.

PREMISES:           7609 S.E. 29th Street, Midwest City, Oklahoma 73110

TERM: Beginning on the Commencement Date and continuing for an initial Lease Term of fifteen (15) years.

COMMENCEMENT DATE:  The date first set forth above.

BASE RENT (NET):    Two Hundred Fifty-Three Thousand Three Hundred Seventy-
                    Eight and 68/100 Dollars ($253,378.68) per annum.

LANDLORD'S ADDRESS: Cross-Continent Auto Retailers, Inc.
                    1201 S. Taylor
                    Amarillo, Texas 79101

TENANT'S ADDRESS:   7609 S.E. 29th Street
                    Midwest City, Oklahoma 73110

                                 LEASE AGREEMENT


     This Lease is made and entered into as of this 15th day of August, 1997, by and between CROSS-CONTINENT AUTO RETAILERS, INC., a Delaware corporation (the "LANDLORD") and PERFORMANCE DODGE, INC., an Oklahoma corporation (the "TENANT").

   1.     LEASE OF PREMISES.

     Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, that certain parcel of real property located at 7609 S.E. 29th Street, Midwest City, Oklahoma 73110 and specifically described in Exhibit "A" attached hereto and incorporated herein by this reference, together with all improvements and appurtenances (the "PREMISES").

     2.   PURPOSE.

       2.1 USE. The use of the Premises shall be limited to the operation of one or more motor vehicle dealerships with related amenities. The Premises shall be used for no other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

       2.2 LIMITATION ON USES. Tenant shall not use or occupy the Premises, or permit the use or occupancy of the Premises, in any manner or for any purpose which: (a) would violate any law or regulation of any governmental authority, or the provisions of any applicable governmental permit; or (b) would constitute waste or otherwise materially and adversely affect the value of the Premises.

       2.3 COMPLIANCE WITH PERMITS. Tenant shall procure and maintain any license or permit required for the lawful conduct of its business or other activity on the Premises, submit such license or permit for inspection by Landlord, if so requested, and comply at all times with all terms and conditions thereof. The lease of the Premises shall be subject to all statutes, laws, ordinances and regulations applicable from time to time to the use, occupancy or possession of the Premises.

   3.     TERM.

       3.1 COMMENCEMENT DATE. The term of this Lease shall commence on the date first set forth above (the "COMMENCEMENT DATE") and shall end on the last day of the calendar month preceding the month in which the fifteenth annual anniversary of the Commencement Date occurs, unless sooner terminated pursuant hereto (the "LEASE TERM").

       3.2 ACCEPTANCE OF PREMISES. By entering into possession of the Premises or any part thereof, Tenant shall be deemed to have accepted the Premises and to have agreed that the Premises are in satisfactory condition and in full compliance with the requirements of this Lease as of the date of such possession. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, including without limitation, any representation or warranty with respect to the suitability or fitness of the Premises for the conduct of Tenant's business.

   4.     BASE RENT.

       4.1 BASE RENT. Tenant shall pay Landlord base rent ("Base Rent") for the Premises in the amount of Two Hundred Fifty-Three Thousand Three Hundred Seventy-Eight and 68/100 Dollars ($253,378.68) per annum. Such Base Rent shall be payable in twelve (12) equal monthly installments of Twenty-One Thousand One Hundred Fourteen and 89/100 Dollars ($21,114.89), each installment being payable in advance on the first day of each calendar month beginning on the Commencement Date and continuing throughout the term of this Lease.

       4.2 PARTIAL MONTHS. If the Term begins on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, Base Rent for such beginning or ending month shall be prorated based upon the number of days in such month occurring during, or before or after, the Lease Term.

       4.3 NO OFFSET. Base Rent, together with all other sums due hereunder (herein called "ADDITIONAL RENT"), shall be paid to the Landlord without deduction or offset of any kind, and in advance and without demand (except as otherwise herein expressly provided) in lawful money of the United States at 1201 S. Taylor, Amarillo, Texas 79101 or such other location or to such other person as Landlord may from time to time designate in writing.
The Base Rent and Additional Rent may sometimes be referred to herein collectively as the "RENT." The rent shall be absolutely net to Landlord and under no circumstances or conditions, whether now existing or hereafter arising, shall Landlord be expected or required to make any payment of any kind whatsoever or be under any other obligation or liability hereunder, except as expressly set forth in this Lease.

   5.     UTILITIES.

          Tenant shall be solely responsible for and promptly pay all charges for telephone, electric, gas, sewer, water and all other services and utilities used or consumed on the Premises. If any such charges are billed to the Landlord, then Tenant shall make payment in the full amount billed to Landlord within ten (10) days after written demand from Landlord.

   6.     MAINTENANCE AND REPAIRS.

          Tenant shall, at Tenant's sole expense, keep the Premises and every part thereof (including, without limitation, the roof and structural elements of the Premises, plate glass, all electrical, plumbing, water, sewer and life safety systems of the Premises, and the parking areas, driveways and landscaping areas of the Premises) clean and in good condition and repair and in compliance with all applicable laws and regulations, at all times during the Lease Term. Landlord shall have no obligation to modify, alter, remodel, improve or repair the Premises or any part thereof.

   7.     ALTERATIONS.

       7.1 RESTRICTION ON ALTERATIONS. Tenant may make no alterations, repairs, additions or improvements in, to or about the Premises (collectively, "TENANT ALTERATIONS") without the prior written consent of Landlord, and Landlord may impose as a condition to such consent such reasonable requirements as Landlord may deem necessary or desirable (provided that Landlord's consent shall not be required with respect to minor, nonstructural Tenant Alterations costing less than Ten Thousand Dollars ($10,000.00)). Landlord does not expressly or implicitly covenant or warrant that any plans or specifications submitted by Tenant are safe or that the same comply with any applicable laws, ordinances, codes, rules or regulations. Further, Tenant shall indemnify, protect, defend and hold Landlord harmless from any loss, cost or expense, including attorneys' fees and costs, incurred by Landlord as a result of any defects in design, materials or workmanship resulting from Tenant Alterations. Tenant shall promptly pay all costs incurred in connection with all Tenant Alterations and shall not permit the filing of any mechanic's lien or other lien in connection with any Tenant Alterations. If a mechanic's lien or other lien is filed against the Premises, Tenant shall discharge or cause to be discharged (by bond or otherwise) such lien within thirty (30) days after Tenant receives notice of the filing thereof and shall not allow any such lien to be foreclosed upon. If a mechanic's lien or other lien is filed against the Premises and Tenant fails to timely discharge such lien, Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations, cause such lien to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord within thirty (30) days following notice by Landlord, any sum paid by Landlord to remove such liens, together with interest at the Reference Rate, as defined in Section 20.2 below, plus two percent (2%) per annum, from the date of such payment by Landlord. Any increase in any tax, assessment or charge levied or assessed as a result of any Tenant Alterations shall be payable by Tenant.

       7.2 REMOVAL AND SURRENDER OF FIXTURES AND TENANT ALTERATIONS. All Tenant Alterations and other work or improvements installed in the Premises which are attached to, or built into the Premises, including, without limitation, floor coverings, wall coverings, paneling, molding, doors (including garage doors), vaults, plumbing systems, electrical systems, mechanical systems, lighting systems, built-in communication systems and cabling, and outlets for the systems mentioned above and for all telephone, radio, computer and television purposes, and any special flooring or ceiling installations, shall become the property of Landlord and shall be surrendered with the Premises, as a part thereof, at the end of the Lease Term; provided, however, Landlord may, as a condition to approving any proposed Tenant Alteration, require that such alteration be removed by Tenant upon the expiration or termination of the Lease Term. Tenant shall repair any damage to the Premises caused by such removal, all at Tenant's sole expense. Any articles of personal property including business and trade fixtures not attached to, or built into, the Premises, machinery and equipment, free-standing cabinet work, and movable partitions, which were installed by Tenant in the Premises at Tenant's sole expense and which were not installed in connection with a credit or allowance granted by Landlord or in replacement for an item which Tenant would not have been entitled to remove, shall be and remain the property of Tenant and may be removed by Tenant at any time during the Lease Term as long as Tenant is not in default hereunder and provided that Tenant repairs any damage to the Premises caused by such removal. For purposes of the insurance requirements of Section 9.2, Tenant shall be deemed to have an insurable interest in all Tenant Alterations in the Premises, as between Landlord and Tenant, but the same shall be surrendered with the Premises on termination of this Lease, as set forth above.

   8.     TAXES.

       8.1 PERSONAL PROPERTY TAXES. At least ten (10) days prior to delinquency, Tenant shall pay all taxes levied or assessed upon Tenant's equipment, furniture, fixtures and other personal property located in or about the Premises. If the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon Tenant's equipment, furniture, fixtures or other personal property, Tenant shall pay Landlord, upon written demand, the taxes so levied against Landlord, or the proportion thereof resulting from said increase in assessment.

       8.2 REAL PROPERTY TAXES. Tenant shall pay all real estate taxes, assessments (special or otherwise) and charges levied upon or with respect to the Premises. Landlord, at Landlord's option, may pay such taxes to the taxing authority, in which event Tenant shall reimburse Landlord for all such payments within ten (10) days after written demand therefor from Landlord, or Landlord may provide Tenant with the billing from the taxing authority, in which event Tenant shall pay the taxes directly and provided proof of such payment to Landlord not later than ten (10) days prior to delinquency.

       8.3 RIGHT TO PROTEST. Tenant shall have the right to protest any valuations, taxes or assessments upon or with respect to the Premises that Tenant believes are unreasonable. Tenant shall be liable for all costs and expenses related to any protest made by Tenant. Landlord agrees to cooperate with Tenant in the event

Tenant protests any valuations, taxes or assessments upon or with respect to the premises, but shall not be liable for any costs or expenses related to Tenant's protest.

   9.     INSURANCE; WAIVER OF SUBROGATION.

       9.1 LIABILITY INSURANCE. Tenant shall at all times during the Lease Term and at its own cost and expense procure and continue workers' compensation insurance and bodily injury liability and property damage liability insurance adequate to protect Landlord against liability for injury to or death of any person or damage to property in connection with the use, operation or condition of the Premises. The limits of liability under the workers' compensation insurance policy shall be at least equal to the statutory requirements therefor and the limits of liability under the Employer's Liability Insurance policy carried by Tenant shall be at least One Million Dollars ($1,000,000). The general liability insurance for non-employees and for damage to property at all times shall be in an amount of not less than Five Million Dollars ($5,000,000), Combined Single Limit, for injuries to persons and property damage. Not more frequently than once each two (2) years, if, in the opinion of Landlord or Landlord's lender, the amount of public liability and property damage insurance coverage at that time is not adequate, Tenant shall increase the insurance coverage as reasonably required by either Landlord or Landlord's lender.

       9.2 PROPERTY INSURANCE. Tenant, at its sole cost and expense, shall at all times during the Lease Term maintain in effect policies of insurance covering (a) the Premises and all improvements and fixtures thereto (including plate glass), (b) all leasehold improvements (including any Tenant Alterations), and (c) all trade fixtures, merchandise and other personal property from time to time in, on or upon the Premises, all in an amount not less than one hundred percent (100%) of their actual replacement cost from time to time during the term of this Lease, providing protection against any peril included within the classification "Fire and Extended Coverage," together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief and water damage caused by plumbing leakage or failure. Subject to the requirements of Landlord's lender, the proceeds of such insurance, so long as this Lease remains in effect, shall be used for the repair or replacement of the property so insured. The full replacement cost of the items to be insured under this Section 9.2 shall be determined by the company issuing the insurance policy at the time the policy is initially obtained, and shall be increased as reasonably requested by Landlord or Landlord's lender from time to time.

       9.3 POLICY REQUIREMENTS. All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies, qualified to do business in the State of Oklahoma and reasonably acceptable to Landlord. Insurance companies rated A-9 or better by Best's Insurance Reports shall be deemed acceptable. Each policy shall have a deductible or deductibles, if any, which are no greater than those maintained by similarly situated tenants. Each liability policy shall name Landlord as additional insured and each property insurance policy shall name Landlord and Landlord's lender as loss payee with respect to the Premises and all Tenant Alterations and copies of all policies, together with certificates evidencing the existence and amounts of such insurance, shall be delivered to Landlord by Tenant at least five (5) days prior to Tenant's occupancy of any portion of the Premises. No such policy shall be cancelable except after thirty (30) days written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of any such policy, furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be paid by Tenant upon demand. Any policy may be carried under so-called "blanket coverage" form of insurance policies, provided any such blanket policy specifically provides that the amount of insurance coverage required hereunder shall in no way be prejudiced by other losses covered by the policy. Neither the issuance of any such insurance policy nor the minimum limits specified in this Article 9 shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease.

       9.4 WAIVER OF SUBROGATION. To the extent such waivers are obtainable from insurance carriers, Landlord and Tenant waive their respective right of recovery against the other for any direct or consequential damage to the property of the other, including, without limitation, its interest in the Premises, by fire or other casualty to the extent such damage is insured against under a policy or policies of insurance. Each such insurance policy carried by either Landlord or Tenant shall include such a waiver of the insurer's rights of subrogation. Such waiver shall in no way be construed or interpreted to limit or restrict any indemnity or other waiver made by Tenant under the terms of this Lease with respect to any uninsured loss.

  10.     FIRE OR CASUALTY.

     In the event the Premises are damaged by fire or other casualty, Tenant shall repair such damage with reasonable diligence and in a manner consistent with the provisions of any Underlying Mortgage, as hereinafter defined, provided that the insurance proceeds paid with respect to such fire or casualty are made available to Tenant to fund the cost of the restoration. All insurance proceeds shall be held in a construction control account which is acceptable to Landlord and to the holder of any Underlying Mortgage and shall be disbursed to pay the costs of such repair. Rent shall continue unabated notwithstanding any casualty, repair or reconstruction hereunder.

  11.     EMINENT DOMAIN.

      11.1 TAKING. In case the whole of the Premises, or such part thereof as shall substantially interfere with Tenant's use and occupancy thereof, shall be taken by any lawful power or authority by exercise of the right of eminent domain, or sold to prevent such taking, within sixty (60) days of receipt of notice of such taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority. Tenant shall not because of such taking assert any claim against Landlord for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant.

      11.2 TEMPORARY TAKING. If all or any portion of the Premises are condemned or otherwise taken for public or quasi-public use for a limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, including, without limitation, the payment of Base Rent and all other amounts required hereunder. Tenant shall be entitled to receive the entire award made in connection with any temporary condemnation or other taking attributable to any period within the Lease Term. Landlord shall be entitled to the entire award for any such temporary condemnation or other taking which relates to a period after the expiration of the Lease Term. If any such temporary condemnation or other taking terminates prior to the expiration of the Lease Term, Tenant shall restore the Premises as nearly as possible to the condition prior to the condemnation or other taking, at Tenant's sole cost and expense; provided that Tenant shall receive the portion of the award attributable to such restoration.

  12.     ASSIGNMENT AND SUBLETTING.

      12.1 PROHIBITION. Tenant acknowledges that the economic concessions and rental rates set forth in this Lease were negotiated by Landlord and Tenant in consideration of, and would not have been granted by Landlord but for, the specific nature of the leasehold interest granted to Tenant hereunder, as such interest is limited and defined by various provisions throughout this Lease, including, but not limited to, the provisions of this Article 12 which define and limit the transferability of such leasehold interest. Tenant further acknowledges and agrees that the leasehold estate granted to Tenant hereunder is not a transferable interest in property, and Landlord hereby reserves the right to receive any increased rental value of the Premises during the Lease Term as the same may be realized by any transfer of said estate. Tenant shall not directly or indirectly, voluntarily or involuntarily assign, mortgage or otherwise encumber all or any portion of its interest in this Lease or in the Premises (collectively, "ASSIGNMENT") or permit the Premises to be occupied by anyone other than Tenant or Tenant's employees or sublet the Premises (collectively, "SUBLEASE") or any portion thereof without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, and any such attempted assignment, subletting, mortgage or other encumbrance without such consent shall be null and void and of no effect. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Assignment or Sublease. If Tenant is a corporation, an unincorporated association, a limited liability company or a partnership, any transfer, assignment or hypothecation or any stock or interest in such corporation, association, limited liability company or partnership in the aggregate in excess of forty percent (40%), or any other transfer which results in a change in the effective control of such entity (such as a change of the general partner or a change in the ownership of the general partner of a limited partnership), shall be deemed an Assignment of this Lease.

      12.2 NO NOVATION. No Assignment or Sublease shall relieve Tenant of its obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder.

      12.3. JOINT AND SEVERAL OBLIGATIONS. Each assignee shall assume all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the rent, and for the performance of all of the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Lease Term. No Assignment shall be binding on Landlord unless the assignee or Tenant shall deliver to Landlord a counterpart of the Assignment which contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord consistent with the requirements of this Article 12, but the failure of refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.

  13.     LANDLORD'S RIGHT OF ENTRY.

          Landlord and its agents and representatives shall have the right, at all reasonable times, but in such manner as to cause as little disturbance to Tenant as reasonably practicable, to enter the Premises for purposes of inspection, to post notices of non-responsibility and to otherwise protect the interests of Landlord in the Premises.

  14.     INDEMNIFICATION AND LIMITATION ON LIABILITY.

      14.1 INDEMNITY BY TENANT. Tenant shall indemnify, protect, defend and hold harmless Landlord, its officers, directors, shareholders, agents and employees from and against any and all claims, suits, demands, liability, damages and expenses, including attorneys' fees and costs, arising from or related to (a) Tenant's use or alteration of the Premises, (b) the conduct of Tenant's business, (c) any activity performed or permitted by Tenant in or about the Premises during the Lease Term, (d) any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or (e) any other act, neglect, fault or omission of Tenant or any of its officers, agents, directors, contractors, employees, licensees or invitees. As a material part of the consideration to the Landlord for entering into this Lease, Tenant hereby assumes all risk of and releases, discharges and holds harmless Landlord from and against any and all liability to Tenant for damage to property or injury to persons in, upon or about the Premises from any cause whatsoever except to the extent caused by the gross negligence or willful misconduct of Landlord.

      14.2 LIMITATION ON LANDLORD'S LIABILITY. In no event shall Landlord be liable to Tenant for any injury to any person in or about the Premises or damage to the Premises or for any loss, damage or injury to any property of Tenant therein caused by any malfunction of any utility or other equipment, installation or system, or by the rupture, leakage or overflow of any plumbing or other pipes.

      14.3 INDEMNITY BY LANDLORD. Landlord shall indemnify, protect, defend and hold harmless Tenant and its officers, directors, shareholders, agents and employees from and against any and all claims, suits, demands, liabilities, damages and expenses, including reasonable attorneys' fees and costs, arising from (a) Landlord's breach of its obligations under this Lease, or (b) the negligent or wrongful acts of Landlord or its agents or employees.

  15.     TRANSFER BY LANDLORD.

          Landlord has the absolute right to transfer all or a part of its interest in this Lease to any successor. In the event of any sale or other transfer of Landlord's interest in the Premises, other than a transfer for security purposes only, Landlord shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer.

  16.     SUBORDINATION.

      16.1 SUBORDINATION. This Lease is subject and subordinate to all mortgages and deeds of trust (the "UNDERLYING MORTGAGES") which may now or hereafter be executed affecting the Premises and to all renewals, modifications, consolidations, replacements and extensions of any such Underlying Mortgages. This clause shall be self-operative and no further instrument of subordination need be required by any mortgagee or beneficiary in order to make such subordination effective. Tenant, however, shall execute promptly any certificate or document that Landlord may reasonably request to effectuate, evidence or confirm such subordination.

      16.2 ATTORNMENT. If Landlord's interest in the Premises is sold or conveyed upon the exercise of any remedy provided for in any Underlying Mortgage, or otherwise by operation of law: (a) this Lease will not be affected in any way, and Tenant will attorn to and recognize the new owner as Tenant's Landlord under this Lease, and Tenant will confirm such attornment in writing within ten (10) days after request (Tenant's failure to do so will constitute a material breach of this Lease); and (b) the new owner shall not be (i) liable for any act or omission of Landlord under this Lease occurring prior to such sale or conveyance, or (ii) subject to any offset, abatement or reduction of rent because of any default of Landlord under this Lease occurring prior to such sale or conveyance.

      16.3 NOTICE FROM TENANT. Tenant shall give written notice to the holder of any Underlying Mortgage whose name and address have been previously furnished to Tenant of any act or omission by Landlord which Tenant asserts as giving Tenant the right to terminate this Lease or to claim a partial or total eviction or any other right or remedy under this Lease or provided by law. Tenant further agrees that if Landlord shall have failed to cure any default for which Tenant intends to seek a remedy which could include a termination of this Lease, the holder of any Underlying Mortgage shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days such holder has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

  17.     ESTOPPEL CERTIFICATES.

          Landlord and Tenant shall at any time and from time to time upon not less than ten (10) days prior notice by the other party, execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the dates to which the Base Rent and other charges have been paid in advance, if any, stating whether or not to the best knowledge of the certifying party, the requesting party is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the certifying party may have knowledge and containing any other information and certifications which reasonably may be requested by the requesting party or the holder of any Underlying Mortgage. Any such statement delivered by Tenant pursuant to this Article 17 may be relied upon by any prospective purchaser of the fee of the Premises or any mortgagee.

  18.     SURRENDER OF PREMISES AND REMOVAL OF PROPERTY.

      18.1 NO MERGER. The voluntary or other surrender of this Lease by Tenant, a mutual cancellation or a termination hereof, shall not constitute a merger, and shall, at the option of Landlord, terminate all or any existing subleases or shall operate as an assignment to Landlord of any or all subleases affecting the Premises.

      18.2 SURRENDER OF PREMISES. Upon the expiration of the Lease Term, or upon any earlier termination hereof, Tenant shall quit and surrender possession of the Premises to Landlord in as good order and condition as the Premises are now or hereafter may be improved by Landlord or Tenant, reasonable wear and tear and casualty which is not to be restored by Tenant pursuant to this Lease excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises, all debris and rubbish, all furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitioning and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and all similar articles of any other persons claiming under Tenant unless Landlord exercises its option to have any subleases or subtenancies assigned to Landlord, and Tenant shall repair all damage to the Premises resulting from such removal.

      18.3 DISPOSAL OF PROPERTY. In the event of the expiration of this Lease or other re-entry of the Premises by Landlord as provided in this Lease, any property of Tenant not removed by Tenant upon the expiration of the term of this Lease, or within fifteen (15) days after a termination by reason of Tenant's default, shall be considered abandoned and Landlord may remove any or all of such property and dispose of the same in any commercially reasonable manner or store the same in a public warehouse or elsewhere for the account of, and at the expense and risk of, Tenant. If Tenant shall fail to pay the costs of storing any such property after it has been stored for a period of sixty (60) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such places as Landlord, in its reasonable discretion, may deem proper, with reasonable notice to Tenant. In the event of such sale, Landlord shall apply the proceeds thereof, first, to the cost and expense of sale, including reasonable attorneys' fees; second, to the repayment of the cost of removal and storage; third, to the repayment of any other sums which may then or thereafter be due to Landlord from Tenant under any of the terms of this Lease; and fourth, the balance, if any, to Tenant.

  19.     HOLDING OVER.

          In the event Tenant holds over after the expiration of the Lease Term, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and not a renewal hereof or an extension for any further term, and such month-to-month tenancy shall be subject to each and every term, covenant and agreement contained herein; provided, however, that Tenant shall pay as Base Rent during any holding over period, an amount equal to one hundred fifty percent (150%) of the Base Rent payable immediately preceding the expiration of the Lease Term. Nothing in this Article 19 shall be construed as a consent by Landlord to any holding over by Tenant and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises upon the expiration of the Lease Term or upon the earlier termination hereof and to assert any remedy in law or equity to evict Tenant and/or collect damages in connection with such holding over.

  20.     DEFAULTS AND REMEDIES.

      20.1 DEFAULTS BY TENANT. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

               (a) The failure by Tenant to pay any rent within ten (10) days after such payment is due.

               (b)  The abandonment or vacation of the Premises by Tenant.

               (c) The failure by Tenant to provide estoppel certificates as herein provided.

               (d) The failure by Tenant to observe or perform any other provision of this Lease where such failure continues for thirty (30) days after notice thereof by Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion.

               (e) Any action taken by or against Tenant pursuant to any statute pertaining to bankruptcy or insolvency or the reorganization of Tenant (unless, in the case of a petition filed against Tenant, the same is dismissed within ninety (90) days); the making by Tenant of any general assignment for the benefit of creditors; the appointment of a trustee or receiver to take possession of all or any portion of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within ninety (90) days; or the attachment, execution, or other judicial seizure of all or any portion of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within ninety (90) days.

               (f) Tenant's failure to vacate and surrender the Premises as required by this Lease upon the expiration of the Lease Term or termination of this Lease.

      20.2     LANDLORD'S REMEDIES.

               (a) In the event of any such default by Tenant, then, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving Tenant thirty (30) days written notice of such election to terminate. In the event Landlord shall elect to so terminate this Lease, Landlord may recover from Tenant:

                 (i) the worth at the time of award of any unpaid rent which has be earned at the time of such termination; plus

                (ii) the worth at the time of award of any amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

               (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of the award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

                (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

                 (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

               (b) All rent (as defined in Section 4.3) shall be computed on the basis of the monthly amount thereof payable on the date of Tenant's default, as the same are to be adjusted thereafter as contemplated by this Lease. As used in subparagraphs (a) (i) and (ii) above, the "worth at the time of award" is computed by allowing interest in the per annum amount equal to the prime rate of interest or other equivalent reference rate from time to time announced by the Bank of America National Trust and Savings Association (the "REFERENCE RATE") plus two percent (2%), but in no event in excess of the maximum interest rate permitted by law. As used in subparagraph (a)
(iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Dallas at the time of award plus one percent (1%).

               (c) In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property therefrom by summary proceedings or otherwise; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

               (d) In the event of the vacation or abandonment of the Premises by Tenant, or in the event that Landlord elects to re-enter as provided in Paragraph (c) above or takes possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, and if Landlord does not elect to terminate this Lease, then Landlord may from time to time, without terminating this Lease, either recover all rent as it becomes due or relet the Premises or any part thereof for such term or terms and at such rent and upon such other terms and conditions as Landlord, in its sole discretion, may deem advisable, with the right to make reasonable alterations and repairs to the Premises.

               (e) In the event that Landlord shall elect to so relet as provided in Paragraph (d) above, then rentals received by Landlord from such reletting shall be applied: First, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any reasonable cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of rent due and unpaid hereunder; and the remainder, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any reasonable costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

               (f) In the event of any such default by Tenant, Landlord shall have the right to exercise any remedy available to Landlord under this Lease, at law, or in equity.

      20.3 RE-ENTRY NOT TERMINATION. No re-entry or taking possession of the Premises by Landlord pursuant to this Article 20 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default of Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

      20.4 DEFINITION OF TENANT. As used in this Article 20, the term "TENANT" shall be deemed to include all persons or entities named as Tenant under this Lease, or each and every one of them. If any of the obligations of Tenant hereunder is guaranteed by another person or entity, the term "TENANT" shall be deemed to include all of such guarantors and any one or more of such guarantors. If this Lease has been assigned, the term "TENANT," as used in this Article 20, shall be deemed to include both the assignee and the assignor.

  21.     INTEREST ON TENANT'S OBLIGATIONS; LATE CHARGES.

      21.1 INTEREST. Any amount due from Tenant to Landlord which is not paid when due shall bear interest at the lesser of two percent (2%) per annum in excess of the Reference Rate (as defined in Paragraph 20.2(b) above) or the maximum rate per annum which Landlord is permitted by law to charge, from the date such payment is due until paid, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

      21.2 LATE CHARGE. In the event Tenant is more than ten (10) days late in paying any installment of rent due under this Lease, Tenant shall pay Landlord a late charge equal to three percent (3%) of the delinquent installment of rent. The parties agree that the amount of such late charge represents a reasonable estimate of the cost and expense that would be incurred by Landlord in processing each delinquent payment of rent by Tenant and that such late charge shall be paid to Landlord as liquidated damages for each delinquent payment, but the payment of such late charge shall not excuse or cure any default by Tenant under this Lease. The parties further agree that the payment of late charges and the payment of interest provided for in
Section 21.1 above are distinct and separate from one another in that the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of a late charge is to compensate Landlord for the additional administrative expense incurred by Landlord in handling and processing delinquent payments.

  22.     QUIET ENJOYMENT.

          Tenant, upon the paying of all rent hereunder and performing each of the covenants, agreements and conditions of this Lease required to be performed by Tenant, shall lawfully and quietly hold, occupy and enjoy the Premises during the Lease Term without hindrance or molestation of anyone lawfully claiming by, through or under Landlord, subject, however, to the provisions set forth in this Lease.

  23.     SIGNAGE.

          Subject to Article 7 above, Tenant, at Tenant's sole cost and expense, shall have the right to place signage upon the Premises, provided the signage does not violate any law, ordinance, rule or regulation of any governmental authority.

  24.     TENANT'S RECOURSE.

          Anything in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of Landlord in the land and buildings comprising the Premises (including any insurance proceeds and/or condemnation awards paid to Landlord with respect to the Premises), subject to prior rights of any mortgagee under an Underlying Mortgage, and no other procedures for the satisfaction of Tenant's remedies.

     25.     RIGHT OF FIRST REFUSAL.

          If Landlord receives a bona fide offer from a non-affiliated third party to purchase the Premises, or any portion thereof, and desires to accept the offer, Landlord shall give written notice (the "NOTICE") to Tenant. The Notice shall include the exact and complete terms of the proposed sale.

          For a period of fifteen (15) days after receipt by Tenant of the Notice, Tenant shall have the right to give written notice to Landlord of Tenant's exercise of Tenant's right to purchase the Premises or the interest proposed to be sold, on the same terms, price and conditions as set forth in the Notice. Tenant shall not have the right to exercise the option described in paragraph 26 after Tenant has received the Notice.

          In the event Tenant fails to timely give Landlord written notice of Tenant's exercise of Tenant's right of first refusal, Tenant shall have waived Tenant's right of first refusal and the option set forth in paragraph 26, and Landlord may sell the Premises, or the interest proposed to be sold, on the same terms set forth in the Notice. Any sale of the Premises or any interest therein shall be expressly subject to the terms of this Lease. If Tenant timely gives Landlord written notice of Tenant's exercise of Tenant's right of first refusal, Tenant shall close the purchase on the same terms, price and conditions as set forth in the Notice within sixty (60) days after Tenant's receipt of the Notice. Notwithstanding anything contained in this paragraph to the contrary, if Tenant does not exercise its right of first refusal and Landlord fails to close on the sale of the Premises or the interest proposed to be sold to the non-affiliated third party described in the Notice within one hundred eighty (180) days from the date of the Notice, Tenant's right of first refusal and the option described in paragraph 26 shall be reinstated.

          Tenant's right of first refusal shall not apply to the sale of the Premises or any interest therein by Landlord to any subsidiary or other affiliate of Landlord, but shall apply to the sale of the Premises or any interest therein by any subsidiary or other affiliate of Landlord to a non-affiliated third party.

     26.     OPTION.

          Landlord grants to Tenant an option to purchase the Premises at its fair market value. The option must be exercised no later than six (6) months prior to the fifteenth anniversary date of this Lease. The option shall be exercised by Tenant giving written notice to Landlord. The closing of the purchase of the Premises shall take place on or before sixty (60) days after Landlord's receipt of Tenant's written election to exercise the option. At closing, Landlord shall deliver a special warranty deed to Tenant, subject to easements, rights-of-way and prescriptive rights, whether of record or not; all then recorded instruments, other than liens and conveyances, that affect the Premises; any discrepancies, conflicts, or shortages in area or boundary lines; any encroachments or overlapping of improvements; taxes for the year of conveyance, the payment of which Tenant will assume and subsequent assessments for that and prior years due to a change in land usage, ownership, or both, the payment of which Tenant will assume.

          In the event Tenant timely elects to exercise the option to purchase the Premises, Landlord and Tenant shall attempt to agree on the fair market value. If Landlord and Tenant fail to reach an agreement within thirty (30) days following Tenant's exercise of the option, then Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall be a MIA real estate appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the appraisal of commercial projects in the Oklahoma City metropolitan area. Neither Landlord nor Tenant shall consult with such appraiser as to his or her opinion as to the fair market value prior to the appointment. The arbitrator may hold such hearings and require such information as the arbitrator, in his or her sole discretion, determines to be necessary. The arbitrator shall, within thirty
(30) days after his or her appointment, reach a decision on the fair market value of the Premises and shall notify Landlord and Tenant thereof; provided, however, the fair market value of the Premises shall not be less than the lesser of: (a) the unpaid balance of any mortgage that is secured by the Premises, or (b) 80% of the appraised value of the Premises at the time the mortgage that is secured by the Premises is placed on the Premises. The decision of the arbitrator shall be binding upon Landlord and Tenant.

          If Landlord and Tenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the presiding judge of the District Court of Oklahoma County, Oklahoma, or, if he or she refuses to act, by any judge having jurisdiction over the parties.
The cost of arbitration shall be paid by Landlord and Tenant equally.

  27.     GENERAL PROVISIONS.

      27.1 NO WAIVER. The waiver by Landlord of any breach of any term, provision, covenant or condition contained in this Lease, or the failure of Landlord to insist on the strict performance by Tenant, shall not be deemed to be a waiver of such term, provision, covenant or condition as to any subsequent breach thereof or of any other term, covenant or condition contained in this Lease. The acceptance of rents hereunder by Landlord shall not be deemed to be a waiver of any breach or default by Tenant of any term, provision, covenant or condition herein, regardless of Landlord's knowledge of such breach or default at the time of acceptance of rent.

      27.2 LANDLORD'S RIGHT TO PERFORM. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole expense and without abatement of rent. If Tenant shall fail to observe and perform any covenant, condition, provision or agreement contained in this Lease or shall fail to perform any other act required to be performed by Tenant, Landlord may, upon notice to Tenant, without obligation, and without waiving or releasing Tenant from any default or obligations of Tenant, make any such payment or perform any such obligation on Tenant's part to be performed. All sums so paid by Landlord and all costs incurred by Landlord, including attorneys' fees, together with interest thereon in a per annum amount equal to two percent (2%) per annum in excess of the Reference Rate, but not in excess of the maximum rate permitted by law, shall be payable to Landlord on demand and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy hereunder) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of rent.

      27.3 TERMS; HEADINGS. The words "Landlord" and "Tenant" as used herein shall include the plural, as well as the singular. The words used in neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter. If there is more than one tenant, the obligations hereunder imposed upon Tenant shall be joint and several. The headings or titles of this Lease shall have no effect upon the construction or interpretation of any part hereof.

      27.4 ENTIRE AGREEMENT. This instrument along with any exhibits and attachments or other documents affixed hereto, or referred to herein, constitutes the entire and exclusive agreement between Landlord and Tenant with respect to the Premises and the estate and interest leased to Tenant hereunder. This instrument and said exhibits and attachments and other documents may be altered, amended, modified or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant hereby agree that all prior or contemporaneous oral understandings, agreements or negotiations relative to the leasing of the Premises are merged into and revoked by this instrument.

      27.5 SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 12 relating to Assignment and Sublease, this Lease is intended to and does bind the heirs, executors, administrators and assigns of any and all of the parties hereto.

      27.6 NOTICES. All notices, consents, approvals, requests, demands and other communications (collectively "NOTICES") which Landlord or Tenant are required or desire to serve upon, or deliver to, the other shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested, or by personal delivery, or given by a nationally recognized overnight delivery service (such as Federal Express) with all fees prepaid, to the applicable address set forth in the Lease Summary, or at such other place or places as either Landlord or Tenant may, from time to time,
designate in a written notice given to the other.   Notices shall be deemed
sufficiently served or given at the time of delivery; provided that refusal to accept delivery of a notice shall constitute successful and effective delivery thereof. Any notice, request, communication or demand by Tenant to Landlord shall, if requested in writing by the Landlord, be given or served simultaneously to the Landlord's mortgagee at the address specified in such request. Rejection or other refusal to accept a notice, request, communication or demand or the inability to deliver the same because of a changed address of which no notice was given shall be deemed to be receipt of the notice, request, communication or demand sent.


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

      27.7 SEVERABILITY. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder, shall be held invalid or unenforceable to any extent, the remaining terms, conditions and covenants of this Lease shall not be affected thereby and each of said terms, covenants and conditions shall be valid and enforceable to the fullest extent permitted by law.

          27.8     CUMULATIVE REMEDIES.   All remedies in this Lease, at law,
or in equity, are cumulative. No failure or delay on the part of either party in exercising any right or remedy under this Lease, at law, or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof, or the exercise of any other right or remedy.

      27.9 TIME OF ESSENCE. Time is of the essence of this Lease and each provision hereof in which time of performance is established.

     27.10 GOVERNING LAW. This Lease shall be governed by, interpreted and construed in accordance with the laws of the State of Oklahoma.

     27.11 ATTORNEYS' FEES. If any action or proceeding is brought by Landlord or Tenant to enforce its respective rights under this Lease, the unsuccessful party therein shall pay all costs incurred by the prevailing party therein, including reasonable attorneys' fees to be fixed by the court.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date set forth in the first paragraph above.

     LANDLORD:                         CROSS-CONTINENT AUTO RETAILERS, INC.,
                                       a Delaware corporation


                                       By:  /s/ Bill Gilliland
                                           ------------------------------------
                                            Bill Gilliland,
                                            Chairman & Chief Executive Officer



     TENANT:                           PERFORMANCE DODGE, INC.,
                                       an Oklahoma corporation


                                       By:   /s/ Emmett M. Rice, Jr.
                                           ------------------------------------
                                            Emmett M. Rice, Jr., President

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